SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       THE SECURITIES EXCHANGE ACT OF 1934

               Date of Report (Date of earliest event reported):
                      November 5, 2004 (October 29, 2004)

                                UCAP Incorporated

                           Colorado 0-27480 84-1325695

(State or other jurisdiction  (Commission File ID No.)    (IRS Employer No.)
of incorporation)                                           P.O. Box 4808

                                Parker, CO 80134
                    (Address of principal executive offices)

                                 (303) 200-5620
              (Registrant's telephone number, including area code)

          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.03 Bankruptcy or Receivership of Subsidiary

On June 18, 2004, UCAP Incorporated (the "Company") reported that United Capital Mortgage Corporation ("UCMC"), a wholly-owned subsidiary of the Company, had ceased its operations, and on September 24, 2004, the Company reported that it had no intention of restarting UCMC's operations and that the real estate holdings in UCMC Real Estate I, Inc. ("UCMC Real Estate"), a wholly-owned subsidiary of UCMC, were in the process of being sold. On November 2, 2004, UCMC and UCMC Real Estate each filed Chapter 11 Proceedings in the United States Bankruptcy Court in Denver, Colorado (Case #04-33890-EEB for UCMC Real Estate; Case #04-33893 for UCMC). UCMC was formerly the principal operating subsidiary of the Company. The Company did not file a bankruptcy petition. The Company expects that this action will allow it to wind up the operations of its subsidiaries more efficiently, and benefit its shareholders and creditors.

The filing was precipitated by a decision by Residential Funding Corporation ("RFC"), the secured lender on property owned by UCMC Real Estate, to foreclose on November 2, 2004. The Company had previously received assurances from RFC that it would be allowed to continue to market the property rather than have RFC foreclose. The Company believes that substantial equity remains in the property in excess of the amount of the first mortgage owed to RFC. As a result of the filing, the Company is a debtor-in-possession of its properties and assets, and remains in control of the activities involved. The Company intends to present a plan to sell its assets and pay its secured and unsecured creditors, to the extend that proceeds from the sale of its property are available. The Company previously reported in May, June, and September of 2004 that UCMC was unsuccessful in achieving profitability, and that the possibility of a bankruptcy filing was being considered by its management. Management believes that this course of action is in the best interest of its creditors and shareholders.

Section 8 - Other Events

Item 8.01 Other Events

On October 29, 2004, the Company received an adverse ruling in an arbitration proceeding filed by David M. Linfert, Jill Linfert, and Accent Partners, LP against the Company and one of its former principals, L. Scott Demerau, a former Chairman and CEO of the Company. The Company was not represented in the arbitration and did not participate. The arbitrator determined that the balance of a judgment against the Company in the amount of $243,000 was secured against certain real estate owned by UCMC Real Estate. An additional award was made relating to a stock buy-back provision in a Settlement Agreement between the Linferts and the Company in the amount of $682,948 plus attorney's fees.
The Company has not yet evaluated the validity of the award or determined its next course of action.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits

(a) Financial Statements of Business Acquired

      N/A

(b) Pro Forma Financial Information

      N/A


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

(c) Exhibits

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                        UCAP Incorporated
                                          (Registrant)


Dated: November 5, 2004                 By: /s/ Will Rogers
                                           -------------------------------------
                                           Will Rogers, Director


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